US ONCOLOGY HOLDINGS, INC. AND US ONCOLOGY, INC.

Exhibit 21.1

Subsidiaries of the Registrant

(All are Delaware entities unless otherwise indicated)

US Oncology, Inc.	RFCC Asset, LLC

AccessMed Holdings, LLC	RFCC Support, LLC

AccessMed, LLC (2)	RMCC Cancer Center, LLC

AOR Holding Company of Indiana, LLC	SelectPlus Oncology, LLC

AOR Management Company of Arizona, LLC	Southeast Texas Cancer Centers, LP (1)

AOR Management Company of Indiana, LLC	St. Louis Pharmaceutical Services, LLC

AOR Management Company of Missouri, LLC	Texas Pharmaceutical Services, LLC

AOR Management Company of Oklahoma, LLC	The Carroll County Cancer Center, LP (1)

AOR Management Company of Pennsylvania, LLC	The Oncology Portal, LLC

AOR Management Company of Virginia, LLC	TOPS Pharmacy Services, Inc. (1)

AOR of Indiana Management Partnership (3)	Tyler Radiation Equipment Leasing, LLC (1)

AOR of Texas Management, LLC	Unity Oncology, LLC

AOR Real Estate of Greenville, L.P.	US Oncology Clinical Development, LLC

AOR Real Estate, LLC	US Oncology Corporate, Inc.

AOR Synthetic Real Estate, LLC	US Oncology Integrated Solutions, LP

AORT Holding Company, Inc.	US Oncology Lab Services, LLC

Cancer Treatment Associates of Northeast Missouri, LP (1)	US Oncology Pharmaceutical Services, LLC

CCCN NW Building JV, LLC	US Oncology Reimbursement Solutions, LLC

Colorado Cancer Centers, LLC (4)	US Oncology Research, LLC (1)

East Indy CC, LLC (3)	US Oncology Specialty, LP

Greenville Radiation Care, Inc.	WFCC Radiation Management Company, LLC (1)

Innovent Oncology, LLC

Iowa Pharmaceutical Services, LLC

KCCC JV, LLC

Life Beyond Cancer Foundation (1)

Metropolitan Integrated Cancer Care, LLC

MHD-USO General, LLC (1)

MHD-USO Management Company, LP (1)

Nebraska Pharmaceutical Services, LLC

New Mexico Pharmaceutical Services, LLC

North Carolina Pharmaceutical Services, LLC

Oncology Rx Care Advantage, LP	(1) Organized in the State of Texas

Oncology Today, LP	(2) Organized in the State of Kansas

Oregon Cancer Centers, Ltd. (1)	(3) Organized in the State of Indiana

Physician Reliance Network, LLC	(4) Organized in the State of Colorado

Physician Reliance, LLC